As of July 1, 2015

Jeremy Stout
Josh Field

Re: <u>8% Secured Note</u>

Gentlemen:

Reference is hereby made to the 8% Secured Note entered into as of January 1, 2015 (the "Notes") in the original principal amount of $1,000,000 by Monarch America, Inc., a Nevada corporation (the "Company") to each of Jeremy Stout and Josh Field (together, the "Holder"). Capitalized terms used herein shall have the meanings ascribed to such terms in the Notes.

Each Holder agrees that in consideration for foregoing the payment of $125,000 due as of the date hereof until the Maturity Date, the Holder shall accept (i) $25,000 and (ii) 1,562,500 shares of common stock of the Company. The Company agrees and acknowledges that the $125,000 payment due as of July 1st shall be due and payable on the Maturity Date.

This agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of Company, enforceable against it in accordance with the terms hereof.

On and after the date hereof, each reference to the Note in any agreement, document or other instrument thereto, shall include the obligations of the Company pursuant to the terms of this agreement. No other term or provision of the Note shall be affected by this agreement other than as specifically provided for herein.

This agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflict of laws rules applied in such state.

This agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this agreement, and this agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this agreement. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this agreement.

This agreement may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

MONARCH AMERICA, INC.

By: ____________
Name: Eric M Hagen
Title: President and CEO

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Jeremy N. Stout

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Josh Field